EXHIBIT 99.1

Epiq Systems Announces First Quarter 2013 Results Reporting Growth of 24% in Operating Revenue

KANSAS CITY, Kan., April 30, 2013 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the first quarter of 2013 with operating revenue achieving a record $102.9 million, up 24% compared to $82.8 million for the prior year. First quarter revenue reflects the largest quarterly result for the eDiscovery business as well as revenue from one of the largest private anti-trust settlements in history for the settlement administration business.

Net income for the first quarter of 2013 was $3.9 million compared to $2.0 million for the year ago quarter. Net income per diluted share for the first quarter of 2013 was $0.11 compared to $0.06 for the year ago quarter.

First quarter 2013 net cash used in operating activities was $5.3 million compared to net cash provided by operating activities of $15.1 million for the prior year. Increased trade accounts receivables resulting from revenue growth and a planned reduction in a large customer deposit were the primary factors impacting the first quarter's net cash used in operating activities.

First quarter 2013 non-GAAP net income was $8.4 million and non-GAAP net income per diluted share was $0.23, both comparable with the year ago quarter. First quarter 2013 non-GAAP adjusted EBITDA was $22.4 million compared to $22.6 million for the year ago quarter. Results for the quarter were impacted by a higher than normal mix of lower-margin document review and settlement administration engagements.

Condensed consolidated statements of income, balance sheets and cash flows are attached.

In the first quarter of 2013, Epiq reorganized its internal financial reporting structure. Under the new structure, the company began reporting financial performance for the Technology segment and the Bankruptcy and Settlement Administration segment. The Technology segment represents what was formerly the eDiscovery segment. The former Bankruptcy segment and the former Settlement Administration segment were combined and are now reported together as the Bankruptcy and Settlement Administration segment. Our consolidated results of operations, financial position and cash flows will not be impacted. However, beginning with the first quarter of 2013, we have restated segment disclosures for prior periods to reflect the new internal reporting structure.

First quarter 2013 operating revenue for the Technology segment (eDiscovery) increased 12% to $54.8 million compared to $48.8 million for the year ago quarter. First quarter 2013 non-GAAP adjusted EBITDA was $16.4 million compared to $17.6 million for the year ago quarter. The segment's eDiscovery business results reflect the highest mix of document review retentions since Epiq began this solution offering in 2009. In addition, we initiated start-up activities in Tokyo, Japan, during the first quarter of 2013 to expand our eDiscovery presence in Asia and to continue to strategically position the company for long-term growth with global infrastructure and geographic reach.

First quarter 2013 operating revenue for the Bankruptcy and Settlement Administration segment was $48.1 million, up 42% compared to $34.0 million for the year ago quarter. First quarter 2013 non-GAAP adjusted EBITDA was $14.6 million compared to $14.2 million for the year ago quarter.

First quarter operating revenue for bankruptcy was $20.9 million, down 14% versus the year ago quarter, and settlement administration revenue was $27.3 million, up 180%. Bankruptcy revenues continue to reflect the impact of lower bankruptcy filings while settlement administration included the highest quarterly result expected for a current large private anti-trust settlement matter. During the current low filing bankruptcy cycle, Epiq has maintained market leadership and our bankruptcy franchise remains strong in the marketplace.

Tom W. Olofson, chairman and CEO of Epiq Systems stated, "We are pleased that 2013 operating revenues are starting with such strength, reporting our first ever quarter exceeding $100 million. Our eDiscovery business had its fourth consecutive quarter of sequential operating revenue growth, and we supported one of the largest private anti-trust settlements in history. We continue to expand our global footprint and presence as we initiated operations in Tokyo during the first quarter. We also announced a 9.0 cents per share cash dividend during the quarter, reflecting our continued commitment to providing long-term shareholder value."

Key events in the first quarter of 2013 include:

  In February, Epiq announced the launch of AACER® 2.0, the latest version of its AACER® system. AACER® electronically monitors developments in all U.S. bankruptcy courts, allowing lenders and law firms to easily monitor and retrieve electronic case data. AACER® 2.0 is the comprehensive bankruptcy management system designed to improve upon AACER's market-leading technology by adding cutting-edge, customizable workflow tools.

  Epiq expanded its eDiscovery presence into Tokyo, Japan. The Japanese office will offer end-to-end eDiscovery services including consulting, forensics, collections, processing, hosting and document review. Central to this expansion is the establishment of a new document review services facility with Japanese and other foreign language support.

  On February 15, 2013, Epiq paid a cash dividend of 9.0 cents per share of outstanding common stock. On February 28, 2013, the Board of Directors declared a cash dividend of 9.0 cents per share of outstanding common stock, which will be paid on June 3, 2013 to stockholders of record at the close of business on May 1, 2013.

Conference Call

Epiq will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed on the Investors page at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. International participants may dial (631) 813-4730. Please register at least 5 minutes prior to the start of the presentation to ensure timely access.

An archive of the internet broadcast will be available on Epiq's website until the next earnings call. A recording of the call will also be available through May 6, 2013, beginning approximately two hours after the call ends. To access the recording, please call (855) 859-2056 and enter conference ID number 32836684.

About Epiq Systems

Epiq Systems is a leading global provider of technology-enabled solutions for electronic discovery, bankruptcy and class action administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense versus revenue, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP net income per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense versus revenue, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its non-GAAP net income and non-GAAP net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; the future growth of our segments; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) failure to keep pace with technological changes and significant changes in the competitive environment, (6) risks associated with the handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us or failure to protect our intellectual property, (16) any material non-cash write-downs based on impairment of our goodwill, and (17) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2013	2012
REVENUE:
Operating revenue	$102,908	$82,827
Reimbursable expenses	20,682	5,645
Total Revenue	123,590	88,472

OPERATING EXPENSE:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	52,496	32,076
Reimbursed direct costs	19,542	5,568
Selling, general and administrative expense	32,424	32,032
Depreciation and software and leasehold amortization	6,999	6,728
Amortization of identifiable intangible assets	4,966	6,769
Other operating expense (income)	47	(171)
Total Operating Expense	116,474	83,002

INCOME FROM OPERATIONS	7,116	5,470

INTEREST EXPENSE (INCOME):
Interest expense	1,839	2,726
Interest income	(4)	(6)
Net Interest Expense	1,835	2,720

INCOME BEFORE INCOME TAXES	5,281	2,750

PROVISION FOR INCOME TAXES	1,344	711

NET INCOME	$3,937	$2,039

NET INCOME PER SHARE – DILUTED	$0.11	$0.06

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING – DILUTED	36,547	36,447

Cash dividends declared per common share	$0.09	$0.05

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2013	December 31, 2012

ASSETS
ASSETS:
Cash and cash equivalents	$2,767	$3,808
Trade accounts receivable, net	117,282	103,415
Property and equipment, net	47,492	44,552
Internally developed software costs, net	18,241	18,905
Goodwill	403,942	404,211
Other intangibles, net	54,986	59,951
Other	20,019	19,874

TOTAL ASSETS	$664,729	$654,716

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable	$24,233	$17,351
Indebtedness	227,336	212,439
Other liabilities	70,104	81,556
EQUITY	343,056	343,370

TOTAL LIABILITIES AND EQUITY	$664,729	$654,716

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,937	$2,039
Non-cash adjustments to net income:
Depreciation and amortization	11,965	13,497
Other, net	2,784	4,075
Changes in operating assets and liabilities, net	(24,031)	(4,515)
Net cash (used in) provided by operating activities	(5,345)	15,096

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, internally developed software	(5,224)	(4,283)
Other, net	10	51
Net cash used in investing activities	(5,214)	(4,232)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	14,576	(3,517)
Common stock repurchases	(2,181)	(1,868)
Cash dividends paid	(3,233)	(1,787)
Other, net	639	40
Net cash provided by (used in) financing activities	9,801	(7,132)

Effect of exchange rate changes on cash	(283)	104

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$ (1,041)	$3,836

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012

NET INCOME	$3,937	$2,039
Plus:
Depreciation and amortization	11,965	13,497
Share-based compensation	1,539	1,854
Acquisition and related expense (1)	28	2,169
One-time technology expense (2)	580	--
Expense related to financing, net (3)	1,807	2,052
Litigation expense	901	241
Timing of recognition of expense versus revenue (4)	252	--
Provision for income taxes	1,344	711
	18,416	20,524
NON-GAAP ADJUSTED EBITDA	$22,353	$22,563

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from recent acquisitions.
(3) Expense related to financing is net of interest income and excludes the accretion of a discount for acquisition-related obligations.
(4) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue for a large settlement administration matter, which will be reversed in its entirety in 2013.

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2013	2012

NET INCOME	$3,937	$2,039
Plus (net of tax(1)) :
Amortization of acquisition intangibles	2,980	4,061
Share-based compensation	923	1,094
Acquisition and related expense (2)	51	1,301
One-time technology expense (3)	348	--
Loan fee amortization	113	113
Litigation expense	683	145
Timing of recognition of expense versus revenue (4)	151	--
Effective tax rate adjustment (5)	(768)	(389)
	4,481	6,325
NON-GAAP NET INCOME	$8,418	$8,364
NON-GAAP NET INCOME PER SHARE – DILUTED	$0.23	$0.23

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from recent acquisitions.
(4) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue for a large settlement administration matter, which will be reversed in its entirety in 2013.
(5) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at an approximate statutory tax rate of 40%.

EPIQ SYSTEMS, INC.
OPERATING REVENUE
(In thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012

Technology (eDiscovery)	$54,787	$48,848

Bankruptcy	20,852	24,229
Settlement Administration	27,269	9,750
Total Bankruptcy and Settlement Administration	48,121	33,979

TOTAL OPERATING REVENUE	$102,908	$82,827

EPIQ SYSTEMS, INC.
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012

Technology (eDiscovery)	$16,392	$17,593
Bankruptcy and Settlement Administration	14,599	14,219
Unallocated Corporate (1)	(8,638)	(9,249)

TOTAL NON-GAAP ADJUSTED EBITDA	$22,353	$22,563

(1) Non-GAAP unallocated corporate adjusted EBITDA excludes expenses related to share-based compensation, acquisition and related expense, one-time technology expense, litigation, and timing of recognition of expense versus revenue.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED NON-GAAP NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2013	2012

NET INCOME	$3,937	$2,039
Amounts re-allocated to nonvested shares	(39)	(6)
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$3,898	$2,033

NON-GAAP NET INCOME	$8,418	$8,364
Amounts re-allocated to nonvested shares	(39)	(6)
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$8,379	$8,358

BASIC WEIGHTED AVERAGE SHARES	35,600	35,478
Adjustment to reflect share-based awards	947	969
DILUTED WEIGHTED AVERAGE SHARES	36,547	36,447

NET INCOME PER SHARE – DILUTED	$0.11	$0.06

NON-GAAP NET INCOME PER SHARE – DILUTED	$0.23	$0.23
CONTACT: Lew P. Schroeber, Investor Relations
         telephone: 913-621-9500
         email: ir@epiqsystems.com
         www.epiqsystems.com